UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 23, 2014

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

435 Devon Park Drive
Building 800
Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 23, 2014, the Board of Directors of Safeguard Scientifics, Inc. (the “Company”) appointed Mara G. Aspinall as a director of the Company, to serve until the Company’s 2015 annual meeting of shareholders and until a successor is elected and qualified.

From September 2011 through June 2014, Ms. Aspinall served as President and Chief Executive Officer of Ventana Medical Systems, a member of the Roche Group and a leader in the development, manufacturing and commercialization of tissue-based cancer diagnostic equipment and products that enable the delivery of personalized healthcare to cancer patients. Previously, from January 2009 through April 2011, Ms. Aspinall was the Founder, Chief Executive Officer and a director of On-Q-ity, Inc., a research-stage company focused on transforming cancer patient management through the capture of circulating tumor cells in a patient’s blood. Prior to that, Ms. Aspinall held leadership roles, including President of Genzyme Genetics and President of Genzyme Pharmaceuticals, at Genzyme Corporation, a value-added custom pharmaceutical intermediates manufacturing company.

In connection with her appointment and consistent with the Company’s past practices, on December 31, 2014, Ms. Aspinall will receive an initial stock option grant to purchase 8,333 shares of the Company’s common stock at a per share exercise price equal to the average of the high and low trading prices of the Company’s common stock on such date, which option will vest 25% each year commencing on the first anniversary of the grant date and will have an eight-year term. Ms. Aspinall also will receive cash compensation for her service as a director of the Company based on the Company’s general Board compensation policies as reported in the Company’s definitive proxy statement on Schedule 14A in the section entitled “Corporate Governance - Board Compensation,” which was filed with the Securities and Exchange Commission on April 8, 2014.

There are no arrangements or understandings between Ms. Aspinall and any other persons pursuant to which Ms. Aspinall was selected as a director. There are no transactions involving Ms. Aspinall required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release of Safeguard Scientifics, Inc. dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	October 27, 2014	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President, and Managing Director

EXHIBIT INDEX

Exhibit Number        Description

99.1            Press Release of Safeguard Scientifics, Inc. dated October 27, 2014